                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

  TENDER OF ANY AND ALL OUTSTANDING 91/8% SENIOR SUBORDINATED NOTES DUE 2007

                                      OF
                        HUNTSMAN PACKAGING CORPORATION

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) of Huntsman Packaging Corporation ("Huntsman Packaging") made pursuant to the Prospectus, dated _____________, 1998 (the "Prospectus"), if (i) certificates for the outstanding 91/8% Senior Subordinated Notes due 2007 (the "Old Notes") of Huntsman Packaging are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, or transmitted to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:
                             The Bank of New York

     By Registered or Certified Mail            Facsimile Transmissions:            By Hand or Overnight Delivery
                                              (Eligible Institutions Only)
          The Bank of New York                                                          The Bank of New York
         101 Barclay Street, 7E                        [      ]                          101 Barclay Street
        New York, New York 10286                                                  Corporate Trust Services Window,
      Attn: Reorganization Section                Confirm By Telephone                      Ground Level
                                                or for Information Call:              New York, New York 10286
                                                       [      ]                      Attn: Reorganization Section



     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Huntsman Packaging the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.


Principal Amount of Old Notes
Tendered:*

$________________________


Certificate Nos. (if available)             If Old Notes will be delivered by
                                            book-entry transfer to The
                                            Depository Trust Company, provide
                                            account number.

________________________                    ___________________________________


Total Principal Amount Represented by
  Old Notes Certificates(s):

$________________________                   Account Number:____________________





     ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL
REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.


                               PLEASE SIGN HERE
X    ________________________________________________         ______________
X    ________________________________________________         ______________
     Signature(s) of Owner(s) or Authorized Signatory              Date

     Area Code and Telephone Number:  _______________

     Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

            PLEASE PRINT NAME(S) AND ADDRESS(ES) INCLUDING ZIP CODE

Name(s)     _______________________________________________________________

            _______________________________________________________________

            _______________________________________________________________

Capacity    _______________________________________________________________

Address(es) _______________________________________________________________

            _______________________________________________________________

            _______________________________________________________________

                  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

--------
* Must be in denominations of principal amount of $1,000 or an integral multiple thereof.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the Address set forth above, no later than three New York Stock Exchange, Inc. trading days after the date of execution hereof.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.



________________________________             ________________________________
          Name of Firm                            Authorized Signature

________________________________             ________________________________
            Address                                      Title

________________________________             Name ___________________________
          Zip Code                                   (Please Type or Print)

Area Code and Tel. No.__________             Dated___________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OF TRANSMITTAL.


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